EXHIBIT 10.1

FOURTEENTH AMENDING AGREEMENT

THIS AGREEMENT is made as of May 23, 2008,

BETWEEN:

MAGNA ENTERTAINMENT CORP.

as Borrower (the “Borrower”)

- and -

THE GUARANTORS SET FORTH
ON THE SIGNATURE PAGES HEREOF

as Guarantors (collectively, the “Guarantors”)

- and -

BANK OF MONTREAL, ACTING THROUGH ITS
CHICAGO LENDING OFFICE

as Lender (the “Lender”)

- and -

BANK OF MONTREAL, ACTING THROUGH ITS
CHICAGO LENDING OFFICE

as Agent (the “Agent”)

RECITALS:

A.            The Lender has made a certain credit facility available to the Borrower in accordance with the terms and conditions set out in an amended and restated credit agreement (the “Loan Agreement”) dated as of July 22, 2005, between the Borrower, the Guarantors, the Lender, the Agent and BMO Nesbitt Burns Inc., a Division of Bank of Montreal, as arranger, and as amended from time to time.

B.            The Borrower, the Lender and the Agent have agreed to further amend the Loan Agreement by extending the Maturity Date on the terms and conditions set out herein.

C.            The Guarantors have agreed to confirm the guarantees and security granted by them in connection with the Loan Agreement.

D.            Article 7 of the Loan Agreement sets out certain affirmative and negative obligations which the Borrower has covenanted to be bound by and has agreed to follow unless the Agent, on behalf of the Lender, waives in writing.

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties agree as follows:

1.                                                                                      Interpretation

Capitalized terms not defined in this Fourteenth Amending Agreement have the meaning given to such terms in the Loan Agreement.

2.                                                                                      Loan Agreement Amendment

The parties hereto agree to amend the Loan Agreement by:

a)     deleting the reference to “May 23rd, 2008” in Section 1.1.120 and replacing it with “the earlier of (i) July 30, 2008 or (ii) fourteen (14) days prior to the maturity date in respect of the US$110,000,000 credit agreement(the “Bridge Loan Facility Agreement”) dated as of September 12, 2007 amongst the Borrower, as borrower, MID Islandi SF, as lender and certain other parties listed therein, as such agreement has been amended on the date hereof and as may be amended from time to time “ such that such earlier date will be the “Termination Date” for the purposes of the Loan Agreement;

b)    adding a new covenant to Section 7.1 (Positive Covenants) as follows:

7.1.20  Austrian Assets.  The Borrower shall take commercially reasonable steps to cause the sale of the following assets located in Austria and owned directly or indirectly by the Borrower,  Fontana Housing, Magna Racino, and Austrian Golf Course (collectively, the “Austrian Assets”), each as more particularly described in Schedule 7.1.20”;

c)   adding a new Schedule 7.1.20 (Austrian Assets) as per Annex A;

d)   adding a new section 2.3.4 (Repayment under Credit Facility) as follows:

“Notwithstanding the foregoing, section 2.3.2 and 2.3.3 shall not apply to the Austrian Assets and all of the net cash proceeds from the direct or indirect sale of any of the Austrian Assets including, without limitation, the shares of the Subsidiaries that own the relevant Austrian Asset, and including any cash received in respect of non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or instalment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments) but only as and when received, in each case after giving effect to agents’ commissions and sale related expenses (including, without limitation, agents’ fees and expenses)  shall be paid to the Agent for the account of the Lenders for application against  the Obligations outstanding under the Credit Facility. Any prepayment made hereunder shall permanently reduce the Lender’s Commitment and the Aggregate Commitment.”

4.                                                                                      Conditions Precedent to Loan Agreement Amendments

The obligation of the Lender to agree to the amendment herein, and to make available any further advances, is subject to fulfillment of the following conditions precedent on the date hereof:

(a)   the Lender shall be satisfied, in its sole discretion, with the First Amending Agreement dated the date hereof in respect of the Bridge Loan Facility Agreement;

(b)   the Lender shall be satisfied in its sole discretion, with the Third Amending Agreement dated the date hereof in respect of the Remington Park project financing facility and the Second Amending Agreement in respect of Gulfstream Park project financing facility;

(c)   MID Islandi SF and the Borrower shall enter into an amendment of the inter-creditor agreement amongst such parties, MI Developments Inc. and the Lender which amends the prepayment provisions relating to the Austrian Assets as reflected by the terms herein, and such amendment shall be on terms and conditions satisfactory to the Lender;

(d)   the representations and warranties of the Borrower set out in section 6.1 of the Loan Agreement are true and correct on the date hereof provided if any such representation and warranty is specifically given as of any particular date or particular period of time, then such representation and warranty shall continue to be given as at such date or such period of time;

(e)   no Default or Event of Default has occurred or is continuing or would arise immediately after giving effect to or as a result of the amendment herein;

(f)    no Material Adverse Change since December 31st, 2007 shall have occurred;

(g)   payment in full of all reasonable invoiced fees, including for greater certainty, an upfront fee of US$607,685.00 and all reimbursable out-of-pocket expenses payable by the Borrower on or prior to the date hereof including payment of all reasonable fees, disbursements and out-of-pocket expenses of counsel to the Agent and the Lenders; and

(h)   such other documentation or information as the Lender shall have reasonably requested.

5.                                                                                      Loan Agreement

Save as expressly amended by this Fourteenth Amending Agreement, all other terms and conditions of the Loan Agreement and each of the Loan Documents remain in full force and effect, unamended, and this Fourteenth Amending Agreement constitutes a Loan Document for the purposes of the Loan Agreement.

6.                                                                                      Confirmation of Guarantee and Security

Each of the Guarantors acknowledges and confirms that (i) the guarantee granted by it pursuant to Article 10 of the Loan Agreement constitutes a continuing guarantee of, among other things, all present and future obligations of the Borrower to the Lender under the Loan Agreement and shall remain in full force and effect; and  (ii) each of the other Loan Documents executed by it shall remain in full force and effect.  In addition, (i) MEC Land Holdings (California) Inc. acknowledges and confirms that the Golden Gate Mortgage constitutes continuing security for the obligations secured thereby and shall remain in full force and effect, and (ii) The Santa Anita Companies, Inc. acknowledges and confirms that the Santa Anita Mortgage constitutes continuing security for the obligations secured thereby and shall remain in full force and effect.

7.                                                                                      Counterparts

This Fourteenth Amending Agreement may be signed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF this Fourteenth Amending Agreement has been executed by the parties hereto as of the date first written above.

[signature page to follow]

MAGNA ENTERTAINMENT CORP., as Borrower

By:	/s/Blake S. Tohana
Name: Blake S. Tohana
Title: Executive Vice-President and Chief
Financial Officer

By:	/s/William G. Ford
Name: William G. Ford
Title: Secretary

PACIFIC RACING ASSOCIATION, as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto

By:	/s/Blake S. Tohana
Name: Blake S. Tohana
Title: Executive Vice-President and Chief
Financial Officer

By:	/s/William G. Ford
Name: William G. Ford
Title: Secretary

MEC LAND HOLDINGS (CALIFORNIA) INC., as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto

By:	/s/Blake S. Tohana
Name: Blake S. Tohana
Title: Executive Vice-President and Chief
Financial Officer

By:	/s/William G. Ford
Name: William G. Ford
Title: Secretary

THE SANTA ANITA COMPANIES, INC., as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto

By:	/s/Blake S. Tohana
Name: Blake S. Tohana
Title: Executive Vice-President and Chief
Financial Officer

By:	/s/William G. Ford
Name: William G. Ford
Title: Secretary

LOS ANGELES TURF CLUB, INCORPORATED, as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto

By:	/s/Blake S. Tohana
Name: Blake S. Tohana
Title: Executive Vice-President and Chief
Financial Officer

By:	/s/William G. Ford
Name: William G. Ford
Title: Secretary

BANK OF MONTREAL, acting through its Chicago lending office, as Lender

By:	/s/David L. Mistic,
Vice-President

BANK OF MONTREAL, acting through its Chicago lending office, as Agent

By:	/s/David L. Mistic,
Vice-President

ANNEX A

SCHEDULE 7.1.20

AUSTRIAN ASSETS

1.  Magna Racino

Includes Magna Racino and excess land owned by MEC Grundstucksentwicklungs GmbH (“MECG”, an Austrian subsidiary of the Borrower) located in Ebreichsdorf, Austria which comprises a total area of approximately 668 acres.

2.  Austrian Golf Course

Includes land owned by MECG located in Ebreichsdorf, Austria which is leased to the operator of the Ebreichsdorf Golf Club and comprises a total area of approximately 220 acres.

3.  Fontana Housing

Includes certain land lots owned by Fontana Beteiligungs GmbH (“FBG”, an Austrian subsidiary of the Borrower) located in Oberwaltersdorf, Austria which comprises a total area of approximately 93 acres and includes lots EZ 168, 846, 1353, 1354, 1355, 1374, 1439, 1442, 1627 and part of lot EZ 1356.